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                                                                   Exhibit 10(e)

McDONALD'S CORPORATION 1992 STOCK OWNERSHIP INCENTIVE PLAN AS AMENDED AND
RESTATED

THE PLAN

McDonald's Corporation, a Delaware corporation (the "Company") established the McDonald's Corporation 1992 Stock Ownership Incentive Plan (the "Plan") effective as of June 1, 1992. The Plan was first amended and restated, effective as of June 1, 1995 and was subsequently amended and restated effective as of March 19, 1997, January 20, 1998, May 1, 1999 and January 25, 2000.
Unless specifically provided for in an Award (as defined herein) to the contrary, an Award shall be governed by and subject to the applicable provisions of the Plan in effect on the date such Award was granted, or in the case of an amended Award, the date the Award was amended.

1.   Purpose

The purpose of this Plan is to advance the interest of the Company by encouraging and enabling the acquisition of a larger personal financial interest in the Company by those employees upon whose judgment and efforts the Company is largely dependent for the successful conduct of its operations. An additional purpose of this Plan is to provide a means by which employees of the Company and its Subsidiaries can acquire and maintain Stock ownership, thereby strengthening their commitment to the success of the Company and their desire to remain employed by the Company and its Subsidiaries. It is anticipated that the acquisition of such financial interest and Stock ownership will stimulate the efforts of such employees on behalf of the Company, strengthen their desire to continue in the service of the Company and encourage shareholder and entrepreneurial perspectives through employee stock ownership. It is also anticipated that the opportunity to obtain such financial interest and Stock ownership will prove attractive to promising new employees and will assist the Company in attracting such employees.

2.   Definitions

As used in this Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions and the terms set forth below shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     (a) "Award" means options, shares of restricted stock, stock appreciation rights, performance units or stock bonuses granted under this Plan.

     (b)  "Award Agreement" has the meaning specified in Section 4(c)(v).

     (c)  "Board" means the Board of Directors of the Company.

     (d) "Cause" includes termination based on the commission of any act or acts involving dishonesty, fraud, illegality or moral turpitude.

     (e)  "Change in Control" shall be deemed to have occurred at such time as:

          (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than any subsidiary of the Company, any employee benefit plan of the Company or any of its subsidiaries, or any related trust) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company;

          (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period or whose election or nomination for election was so approved; or

          (iii) the stockholders of the Company approve any a merger, reorganization, consolidation, or similar transaction, a plan or agreement for the sale or other disposition of assets which, as of the date of the Company's most recent annual or quarterly consolidated financial statements, accounted for 50% or more of the net book value of the Company's

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consolidated assets or 50% or more of the Company's consolidated revenues, or a plan of liquidation of the Company (any of the foregoing, a "Reorganization Transaction") that, based on information included in the proxy and other materials distributed by the Company to its stockholders in connection with the solicitation of such stockholder approval, is not expected to qualify as an Exempt Reorganization Transaction.

     (f) "Code" means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular section of the Code shall include references to successor provisions.

     (g)  "Committee" means the committee of the Board appointed pursuant to
Section 4.

     (h)  "Company" has the meaning set forth in the introductory paragraph.

     (i) "Disability" means, as relates to the exercise of an incentive stock option after termination of employment, a disability within the meaning of
Section 22(e)(3) of the Code, and for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a Grantee unable or incompetent to carry out the job responsibilities which such Grantee held or the tasks to which such Grantee was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration exceeding one year.

     (j)  "Effective Date" means June 1, 1992.

     (k) "Exempt Reorganization Transaction" means a Reorganization Transaction that results in the persons who were the direct or indirect owners of the outstanding voting securities of the Company immediately before such Reorganization Transaction becoming, immediately after the consummation of such Reorganization Transaction, the direct or indirect beneficial owners of voting securities representing more than 70% of the combined voting power of the then-outstanding voting securities of the surviving corporation, in substantially the same respective proportions as such persons' ownership of the voting securities of the Company immediately before such Reorganization Transaction.

     (l) "Fair Market Value" of any security of the Company means, as of any applicable date the price, regular way, of the security as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale.

     (m) "Grant Date" means the date on which an Award shall be duly granted, as determined in accordance with Section 6(a)(i).

     (n)  "Grantee" means an individual who has been granted an Award.

     (o) "including" or "includes" means "including, without limitation," or "includes, without limitation."

     (p) "Job Elimination" includes terminations of employment by the Company due to corporate restructuring or reorganization, job restructuring, reductions in force, outsourcing or replacement of jobs by technology.

     (q)  "Measuring Period" has the meaning specified in Section 6(f)(i)(B).

     (r) "Minimum Consideration" means $.01 per share or such larger amount determined pursuant to resolution of the Board to be capital within the meaning of Section 154 of the Delaware General Corporation law.

     (s) "1934 Act" means the Securities Exchange Act of 1934, as amended. References to a particular section of, or rule under, the 1934 Act shall include references to successor provisions.

     (t) "Option Price" means the per share purchase price of Stock subject to an option.

     (u)  "Performance Percentage" has the meaning specified in Section
6(f)(i)(C).

     (v) "Plan" means the McDonald's Corporation 1992 Stock Ownership Incentive Plan, as amended and restated in the manner set forth in the introductory paragraph.

     (w) "Retirement" means a termination of employment with the Company and its Subsidiaries any time after attaining age 60 with at least 20 years of Company service. For options granted on or after May 1, 1999, Retirement shall also

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mean a termination of employment with the Company and its Subsidiaries with combined age and years of service equal to or greater than 70.

     (x)  "SEC" means the Securities and Exchange Commission.

     (y) "Section 16 Grantee" means a person subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company.

     (z) "Stock" means the common stock of the Company, par value $.01 per share.

     (aa) "Subsidiary" means (i) with respect to incentive stock options, a corporation as defined in Section 424(f) of the Code with the Company being treated as the employer corporation for purposes of this definition, and (ii) for all other purposes any entity in which the Company directly or through intervening subsidiaries owns twenty-five percent (25%) or more of the total combined voting power or value of all classes of stock or, in the case of an unincorporated entity, a twenty-five percent (25%) or more interest in the capital and profits.

     (bb) "10% Owner" means a person who owns stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company.

3.   Scope of this Plan

     (a) The number of shares of Stock which represented five percent (5%) of the number of issued and outstanding shares of Stock as of June 1, 1992 was made available and reserved for delivery on account of the exercise of Awards and payment of benefits in connection with Awards. Effective June 1, 1995, January 20, 1998, May 20, 1999 and January 25, 2000, an additional 64 million, 30 million, 10 million and 18 million shares of Stock, respectively, were made available and were reserved for delivery on account of the exercise of Awards and payment of benefits in connection with Awards. Such shares may be treasury shares or newly issued shares, as may be determined from time to time by the Board or the Committee.

     (b) Subject to adjustment as provided in Section 22, the maximum number of Shares of Stock for which Awards may be granted to any Grantee in any three-year period shall not exceed 5,000,000.

     (c) Subject to Section 3(a) and (b) (as to the maximum number of shares of Stock available for delivery in connection with Awards) and to Section 3(d), up to 10,000,000 shares of restricted stock, and up to 400,000 bonus shares of Stock may be granted under this Plan.

     (d) If and to the extent an Award shall expire or terminate for any reason without having been exercised in full, or shall be forfeited, without, in either case, the Grantee having enjoyed any of the benefits of stock ownership (other than voting rights or dividends that are likewise forfeited), the shares of Stock (including restricted stock) associated with such Award shall become available for other Awards.

4.   Administration

     (a) Subject to Section 4(b), this Plan shall be administered by a committee ("Committee") of the Board of Directors. All members of the Committee shall be "Outside Directors" as defined or interpreted for purposes of Section 162(m) of the Code. The composition of the Committee shall also be subject to such limitations as the Board deems appropriate to permit transactions in Stock pursuant to this Plan to be exempt from liability under Rule 16b-3 under the 1934 Act.

     (b) The Board may, in its discretion, reserve to itself or delegate to another committee of the Board any or all of the authority and responsibility of the Committee with respect to Awards to Grantees who are not Section 16 Grantees at the time any such delegated authority or responsibility is exercised. Such other committee may consist of two or more directors who may, but need not be, officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board has reserved to itself or delegated to such other committee the authority and responsibility of the Committee, all references to the Committee in this Plan shall be to the Board or such other committee.

     (c) The Committee shall have full and final authority, in its discretion, but subject to the express provisions of this Plan, as follows:

          (i)  to grant Awards,

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          (ii)   to determine (A) when Awards may be granted, and (B) whether or not specific Awards shall be identified with other specific Awards, and if so whether they shall be exercisable cumulatively with or alternatively to such other specific Awards,

          (iii) to interpret this Plan and to make all determinations necessary or advisable for the administration of this Plan,

          (iv) to prescribe, amend, and rescind rules and regulations relating to this Plan, including rules with respect to the exercisability and nonforfeitability of Awards upon the termination of employment of a Grantee,

          (v) to determine the terms and provisions and any restrictions or conditions (including specifying such performance criteria as the Committee deems appropriate, and imposing restrictions with respect to stock acquired upon exercise of an option, which restrictions may continue beyond the Grantee's termination of employment) of the written agreements by which all Awards shall be evidenced ("Award Agreements") which need not be identical and, with the consent of the Grantee, to modify any such Award Agreement at any time,

          (vi)   to authorize foreign Subsidiaries to adopt plans as provided in
Section 15,

          (vii) to delegate its duties and responsibilities under this Plan with respect to such foreign Subsidiary plans, except its duties and responsibilities with respect to Section 16 Grantees, and (A) the acts of such delegates shall be treated hereunder as acts of the Committee and (B) such delegates shall report to the Committee regarding the delegated duties and responsibilities,

          (viii) to accelerate the exercisability of, and to accelerate or waive any or all of the restrictions and conditions applicable to, any Award, or any group of Awards for any reason,

          (ix) subject to Section 6(a)(ii), to extend the time during which any Award or group of Awards may be exercised,

          (x) to make such adjustments or modifications to Awards to Grantees working outside the United States as are necessary and advisable to fulfill the purposes of this Plan,

          (xi) to impose such additional conditions, restrictions, and limitations upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including requiring simultaneous exercise of related identified Awards, and limiting the percentage of Awards which may from time to time be exercised by a Grantee, and

          (xii) to prescribe rules and regulations concerning the transferability of any Awards granted on or after June 1, 1995 and to make such adjustments or modifications to Awards transferable pursuant to Section 8 as are necessary and advisable to fulfill the purposes of this Plan.

     The determination of the Committee on all matters relating to this Plan or any Award Agreement shall be conclusive and final. No member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Award.

5.   Eligibility

Awards may be granted to any full-time employee (including any officer) of the Company or any of its domestic Subsidiaries, or any employee, officer or director of any of the Company's foreign Subsidiaries. In selecting the individuals to whom Awards may be granted, as well as in determining the number of shares of Stock subject to, and the other terms and conditions applicable to, each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of this Plan.

6.   Conditions to Grants

     (a)  General conditions.

          (i) The Grant Date of an Award shall be the date on which the Committee grants the Award or such later date as specified in advance by the Committee.

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          (ii)  The term of each Award (subject to Section 6(c) with respect to incentive stock options) shall be a period of not more than 15 years from the Grant Date, and shall be subject to earlier termination as herein provided.

          (iii) A Grantee may, if otherwise eligible, be granted additional Awards in any combination.

     (b) Grant of options and option price. No later than the Grant Date of any option, the Committee shall determine the Option Price of such option. The Option Price of an option shall not be less than 100% of the Fair Market Value of the Stock on the Grant Date. Such price shall be subject to adjustment as provided in Section 22. The Award Agreement may provide that the option shall be exercisable for restricted stock.

     (c) Grant of incentive stock options. At the time of the grant of any option, the Committee may designate that such option shall be made subject to additional restrictions to permit it to qualify as an "incentive stock option" under the requirements of Section 422 of the Code. Any option designated as an incentive stock option:

          (i)   shall not be granted to a 10% Owner;

          (ii) shall be for a period of not more than 10 years from the Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

          (iii) shall not have an aggregate Fair Market Value (determined for each incentive stock option at its Grant Date) of Stock with respect to which incentive stock options are exercisable for the first time by such Grantee during any calendar year (under this Plan and any other employee stock option plan of the Grantee's employer or any parent or Subsidiary thereof ("Other Plans")), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the "$100,000 Limit");

          (iv) shall, if the aggregate Fair Market Value of Stock (determined on the Grant Date) with respect to all incentive stock options previously granted under this Plan and any Other Plans ("Prior Grants") and any incentive stock options under such grant (the "Current Grant") which are exercisable for the first time during any calendar year would exceed the $100,000 Limit, be exercisable as follows:

                (A) the portion of the Current Grant exercisable for the first time by the Grantee during any calendar year which would, when added to any portions of any Prior Grants, be exercisable for the first time by the Grantee during such calendar year with respect to Stock which would have an aggregate Fair Market Value (determined as of the respective Grant Date for such options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

                (B) if, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the provisions of the immediately preceding sentence during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an incentive stock option, but shall be exercisable as a separate option at such date or dates as are provided in the Current Grant;

          (v) shall be granted within 10 years from the earlier of the date this Plan is adopted or the date this Plan is approved by the stockholders of the Company;

          (vi) shall require the Grantee to notify the Committee of any disposition of any Stock issued pursuant to the exercise of the incentive stock option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition; and

          (vii) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in this Plan and in a manner specified by the Committee, designate in writing a beneficiary to exercise his incentive stock option after the Grantee's death.

     Notwithstanding the foregoing and Section 4(c)(v), the Committee may, without the consent of the Grantee, at any time before the exercise of an option (whether or not an incentive stock option), take any action necessary to prevent such option from being treated as an incentive stock option.

     (d)  Grant of Shares of Restricted Stock.

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          (i)   The Committee may, in its discretion grant shares of restricted stock to any individual eligible under Section 5 to receive Awards.

          (ii) The Committee shall, in its discretion, determine the amount, if any, that a Grantee shall pay for shares of restricted stock, subject to the following sentence. Except with respect to shares of restricted stock that are treasury shares, for which no payment need be required, the Committee shall require the Grantee to pay at least the Minimum Consideration for each share of restricted stock granted to such Grantee. Such payment shall be made in full by the Grantee before the delivery of the shares and in any event no later than 10 days after the Grant Date for such shares. In the discretion of the Committee and to the extent permitted by law, payment may also be made in accordance with
Section 10.

          (iii) The Committee may, but need not, provide that all or any portion of a Grantee's Award of restricted stock, or restricted stock acquired upon exercise of an option shall be forfeited:

                (A) except as otherwise specified in the Award Agreement, upon the Grantee's termination of employment for reasons other than death, disability or any other reason specified in the Award Agreement within a specified time period after the Grant Date, or

                (B) if the Company or the Grantee does not achieve specified performance goals (if any) within a specified time period after the Grant Date and before the Grantee's termination of employment, or

                (C) upon failure to satisfy such other restrictions as the Committee may specify in the Award Agreement; provided that subject to Sections 4(c)(viii) and 14, in no case shall such Award become nonforfeitable before the first anniversary of the Grant Date.

          (iv) If a share of restricted stock is forfeited, then (A) if the Grantee was required to pay for such share or acquired such restricted stock upon the exercise of an option, the Grantee shall be deemed to have resold such share of restricted stock to the Company at the lesser of (1) the amount paid or, if the restricted stock was acquired on exercise of an option, the Option Price paid by the Grantee for such share of restricted stock, or (2) the Fair Market Value of a share of Stock on the date of such forfeiture; (B) the Company shall pay to the Grantee the amount determined under clause (A) of this sentence as soon as is administratively practical; and such share of restricted stock shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the later of the date the event causing the forfeiture occurred or the date of the Company's tender of the payment specified in clause (B) of this sentence, whether or not such tender is accepted by the Grantee.

          (v) The Committee may provide that any share of restricted stock shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such shares become nonforfeitable or are forfeited. Any share of restricted stock shall bear an appropriate legend specifying that such share is non-transferable and subject to the restrictions set forth in this Plan and the Award Agreement. If any shares of restricted stock become nonforfeitable, the Company shall cause certificates for such shares to be issued or reissued without such legend.

     (e) Grant of Stock Appreciation Rights. When granted, stock appreciation rights may, but need not, be identified with shares of Stock subject to a specific option, specific shares of restricted stock, or specific performance units of the Grantee (including any option, shares of restricted stock, or performance units granted on or before the Grant Date of the stock appreciation rights) in a number equal to or different from the number of stock appreciation rights so granted. If stock appreciation rights are identified with shares of Stock subject to an option, with shares of restricted stock, or with performance units, then, unless otherwise provided in the applicable Award Agreement, the Grantee's associated stock appreciation rights shall terminate upon (i) the expiration, termination, forfeiture or cancellation of such option, shares of restricted stock, or performance units, (ii) the exercise of such option or performance units, or (iii) the date such shares of restricted stock become nonforfeitable.

     (f)  Grant of Performance Units.

          (i)  Before the grant of any performance unit, the Committee shall:

               (A)  determine performance goals applicable to such grant,

               (B) designate a period, of not less than one year nor more than seven years, for the measurement of the extent to which performance goals are attained, which period may begin prior to the Grant Date (the "Measuring Period"), and

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               (C)  assign a "Performance Percentage" to each level of
attainment of performance goals during the Measuring Period, with the percentage applicable to minimum attainment being zero percent (0%) and the percentage applicable to maximum attainment to be determined by the Committee from time to time.

          (ii) In establishing performance goals, the Committee may consider any performance factor or factors it deems appropriate, including net income, growth in net income, earnings per share, growth of earnings per share, return on equity or return on capital, remaining employed for a specified period, or any other factor. The Committee may, at any time, in its discretion, modify performance goals in order to facilitate their attainment for any reason, including recognition of unusual or nonrecurring events affecting the Company or a Subsidiary or changes in applicable laws, regulations or accounting principles. If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Measuring Period, then, to the extent the Committee determines the performance goals or Measuring Period are no longer appropriate, (A) the Committee may adjust, change or eliminate the performance goals or the applicable Measuring Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Measuring Period; or (B) make a cash payment to the Grantee in an amount determined in accordance with the method described in Section 14(b)(iii), substituting the effective date of such promotion, demotion or transfer for the termination of employment referred to in Section 14(b)(iii).

          (iii) When granted, performance units may, but need not, be identified with shares of Stock subject to a specific option, specific shares of restricted stock, or specific stock appreciation rights of the Grantee granted under this Plan in a number equal to or different from the number of the performance units so granted. If performance units are identified with shares of Stock subject to an option, shares of restricted stock, or stock appreciation rights, then, unless otherwise provided in the applicable Award Agreement, the Grantee's associated performance units shall terminate upon (A) the expiration, termination, forfeiture or cancellation of such option, shares of restricted stock, or stock appreciation rights, (B) the exercise of such option or stock appreciation rights, or (C) the date such shares of restricted stock become nonforfeitable.

          (iv) If a Grantee commences employment after the performance goals of a particular Measuring Period are established, the Committee may grant an Award that is proportionately adjusted based on the period of actual service during the Measuring Period.

     (g) Grant of Stock Bonuses. The Committee may, in its discretion, grant shares of Stock to any individual eligible under Section 5 to receive Awards, other than executive officers of the Company.

7.   Grantee's Agreement to Serve

Each Grantee who is granted an Award shall, by executing such Grantee's Award Agreement, agree that such Grantee will remain in the employ of the Company or any of its Subsidiaries for at least one year after the Grant Date. No obligation of the Company or any of its Subsidiaries as to the length of any Grantee's employment shall be implied by the terms of this Plan, any grant of an Award hereunder or any Award Agreement. The Company and its Subsidiaries reserve the same rights to terminate employment of any Grantee as existed before the Effective Date.

8.   Non-Transferability

Each Award (other than restricted stock) granted hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution; provided, however, that a Grantee may, in a manner specified by the Committee and to the extent provided in this Plan: (a) designate in writing a beneficiary to exercise his Award after the Grantee's death; (b) transfer an option (other than an incentive stock option), stock appreciation right or performance unit to a revocable inter vivos trust as to which the Grantee is both the settlor and the trustee; and (c) if the Award Agreement expressly permits, transfer an Award (other than restricted stock or an incentive stock option) for no consideration to any of the following permissible transferees (each a "Permissible Transferee"): (w) any member of the Immediate Family of the Grantee to whom such Award was granted, (x) any trust for the benefit of members of the Grantee's Immediate Family, (y) any partnership whose partners are members of the Grantee's Immediate Family or (z) Ronald McDonald Children's Charities or any Ronald McDonald House; and further provided that (i) the transferee shall remain subject to all of the terms and conditions applicable to such Award prior to such transfer; (ii) any such transfer shall be subject to and in accordance with the rules and regulations prescribed by the Committee in accordance with Section 4(c)(xii) (the "Transfer Rules") and (iii) except as otherwise expressly provided for in the Plan or in the Transfer Rules, a Permissible Transferee shall have all the rights and obligations of the Grantee hereunder and the Grantee shall not retain any rights with respect to the transferred Award and further provided that the payment of any tax attributable to the exercise of an Award shall remain the obligation of the Grantee and the period during which an Award shall remain exercisable under Section 14 shall depend upon the

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time and nature of the Grantee's termination of employment. For purposes of this
Section 8, "Immediate Family" includes, such Grantee's spouse, children, grandchildren, stepchildren, parents, stepparents, grandparents, siblings , nieces, nephews and in-laws. Notwithstanding the foregoing, the Committee may, from time to time, in its sole discretion designate additional individuals, persons or classes as Permissible Transferees.

Each share of restricted stock shall be non-transferable until such share becomes nonforfeitable.

9.   Exercise

     (a) Exercise of Options. Subject to Sections 4(c)(viii) and 14 and such terms and conditions as the Committee may impose, each option shall be exercisable in one or more installments commencing not earlier than the first anniversary of the Grant Date of such option.

     Each option shall be exercised by delivery of notice of intent to purchase a specific number of shares of Stock subject to the option. Such notice shall be in a manner specified by the Company. The Option Price of any shares of Stock or shares of restricted stock as to which an option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in any one or any combination of the following:

          (i)   cash,

          (ii) Stock held by the Grantee for at least 6 months prior to exercise of the option, valued at its Fair Market Value at the time of exercise,

          (iii) with the approval of the Committee, shares of restricted stock held by the Grantee for at least 6 months prior to exercise of the option, each valued at the Fair Market Value of a share of Stock at the time of exercise, or

          (iv) through simultaneous sale through a broker of shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board.

     In the discretion of the Committee and to the extent permitted by law, payment may also be made in accordance with Section 10.

     If restricted stock ("Tendered Restricted Stock") is used to pay the Option Price for Stock subject to an option, then the Committee may, but need not, specify that (i) all the shares of Stock acquired on exercise of the option shall be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the option, or (ii) a number of shares of Stock acquired on exercise of the option equal to the number of shares of Tendered Restricted Stock shall, unless the Committee provides otherwise, be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the option.

     (b) Exercise of Stock Appreciation Rights. Subject to Sections 4(c)(viii) and 14 and such terms and conditions as the Committee may impose, each stock appreciation right shall be exercisable not earlier than the first anniversary of the Grant Date of such stock appreciation right, to the extent the option with which it is identified, if any, may be exercised, to the extent the restricted stock with which it is identified, if any, is nonforfeitable, or to the extent the performance unit with which it is identified, if any, may be exercised unless otherwise provided by the Committee. Stock appreciation rights shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of stock appreciation rights. Unless otherwise provided in the applicable Award Agreement, the exercise of stock appreciation rights which are identified with shares of Stock subject to an option, shares of restricted stock or performance units shall result in the cancellation or forfeiture of such option, shares of restricted stock or performance units, as the case may be, to the extent of such exercise.

     The benefit for each stock appreciation right exercised shall be equal to:

          (i) the Fair Market Value of a share of Stock on the date of such exercise, reduced by

          (ii)  an amount equal to:

               (A) for any stock appreciation right identified with shares of Stock subject to an option, the Option Price of such option, unless the Committee in the grant of the stock appreciation right specified a higher amount or

                (B) for any other stock appreciation right, the Fair Market Value of a share of Stock on the Grant Date of such stock appreciation right, unless the Committee in the grant of the stock appreciation right specified a higher amount; provided that the Committee, in its discretion, may provide that the benefit for any stock appreciation right shall not exceed such percentage of the Fair Market Value of a share of Stock on such Grant Date as the Committee shall specify. The benefit upon the exercise of a stock appreciation right shall be payable in cash, except that the Committee, may, in its discretion, provide in the Award Agreement that benefits, with respect to any particular exercise, may be paid wholly or partly in Stock.

     (c)  Exercise of Performance Units.

          (i) Subject to Section 14 and such terms and conditions as the Committee may impose, if, with respect to any performance unit, the minimum performance goals have been achieved during the applicable Measuring Period, then such performance unit shall vest and be exercisable commencing on the later of (A) the first anniversary of the Grant Date or (B) the first day after the end of the applicable Measuring Period. Performance units shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of performance units; provided, however, that performance units not identified with shares of Stock subject to an option, shares of restricted stock or stock appreciation rights shall be deemed exercised on the date on which they first become exercisable. Unless otherwise provided in the applicable Award Agreement, the exercise of performance units which are identified with shares of Stock subject to an option, shares of restricted stock or stock appreciation rights shall result in the cancellation or forfeiture of such shares of Stock subject to option, shares of restricted stock or stock appreciation rights as the case may be, to the extent of such exercise.

          (ii) The benefit for each performance unit exercised shall be an amount equal to the product of:

                (A) the Unit Value (as defined below) multiplied by

                (B) the Performance Percentage attained during the Measuring Period for such performance unit.

          (iii) The Unit Value shall be, as specified by the Committee,

                (A) a dollar amount,

                (B) an amount equal to the Fair Market Value of a share of Stock on the Grant Date,

                (C) an amount equal to the Fair Market Value of a share of Stock on the exercise date of the performance unit, including, if so provided in the Award Agreement, an amount ("Dividend Equivalent Amount") equal to the value that would result if dividends paid on a share of Stock on or after the Grant Date and on or before the exercise date were invested in shares of Stock as of each respective dividend payment date, or

               (D) an amount equal to the Fair Market Value of a share of Stock on the exercise date of the performance unit (plus, if so specified in the Award Agreement a Dividend Equivalent Amount), reduced by the Fair Market Value of a share of Stock on the Grant Date of the performance unit.

          (iv) Unless expressly provided for in the Award Agreement, the benefit upon the exercise of a performance unit shall be payable on or about April 1st following the close of the Measuring Period.

          (v) Benefits upon exercise of a performance unit shall be payable in cash (unless deferred under the terms and conditions of the Company's Deferred Income Plan or in accordance with such other rules and regulations as the Committee may approve), except that the Committee, may, in its discretion, provide in the Award Agreement that benefits, with respect to any particular exercise, may be paid wholly or partly in Stock. In the event the Award Agreement provides that the benefit may be paid wholly in Stock unless the Committee, in its discretion, specifies at the time of exercise that the benefit shall be paid partly or wholly in cash, the number of shares of Stock payable in lieu of cash shall be determined by valuing the Stock at its Fair Market Value on the date such benefit is to be paid.

10.  Loans and Guarantees

The Committee may, in its discretion:

    (a) allow a Grantee to defer payment to the Company of all or any portion of
(i) the Option Price of an option, (ii) the purchase price of a share of restricted stock, or (iii) any taxes associated with a benefit hereunder which is not a cash benefit at the time such benefit is so taxable, or

     (b) cause the Company to guarantee a loan from a third party to the Grantee, in an amount equal to all or any portion of such Option Price, purchase price, or any related taxes.

     Any such payment deferral or guarantee by the Company pursuant to this
Section 10 shall be on such terms and conditions as the Committee may determine; provided that the interest rate applicable to any such payment deferral shall be not more favorable to the Grantee than the terms applicable to funds borrowed by the Company. Notwithstanding the foregoing, a Grantee shall not be entitled to defer the payment of such Option Price, purchase price or any related taxes unless the Grantee (i) enters into a binding obligation to pay the deferred amount and (ii) except with respect to treasury shares, pays upon exercise of an option or grant of shares of restricted stock, as the case may be, an amount equal to or greater than the Minimum Consideration thereof. If the Committee has permitted a payment deferral or caused the Company to guarantee a loan pursuant to this Section 10, then the Committee may, in its discretion, require the immediate payment of such deferred amount or the immediate release of such guarantee upon the Grantee's termination of employment or if the Grantee sells or otherwise transfers the Grantee's shares of Stock purchased pursuant to such deferral or guarantee.

11.  Notification under Section 83(b)

The Committee may, on the Grant Date or any later date, prohibit a Grantee from making the election described below. If the Committee has not prohibited such Grantee from making such election, and the Grantee shall, in connection with the exercise of any option, or the grant of any share of restricted stock, make the election permitted under Section 83(b) of the Code (i.e., an election to include in such Grantee's gross income in the year of transfer the amounts specified in
Section 83(b) of the Code), such Grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

12.  Mandatory Withholding Taxes

     (a) Whenever under this Plan, cash or shares of Stock are to be delivered upon exercise or payment of an Award or upon a share of restricted stock becoming nonforfeitable, or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require as a condition of delivery
(i) that the Grantee remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (ii) the withholding of such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under this Plan or (iii) any combination of the foregoing provided, however, that no amount shall be withheld from any cash payment or shares of Stock relating to an Award which was transferred by the Grantee in accordance with this Plan and such cash payment or delivery to such Permissible Transferee shall in no way be conditioned upon the Grantee's remittance obligation described herein.

     (b) If any disqualifying disposition described in Section 6(c)(vi) is made with respect to shares of Stock acquired under an incentive stock option granted pursuant to this Plan or any election described in Section 11 is made, then the person making such disqualifying disposition or election shall remit to the Company an amount sufficient to satisfy all federal, state, and local withholding taxes thereby incurred; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under this Plan.

13.  Elective Share Withholding

     (a) Subject to Section 13(b), a Grantee may elect the withholding ("Share Withholding") by the Company of a portion of the shares of Stock otherwise deliverable to such Grantee upon the exercise or payment of an Award or upon a share of restricted stock becoming nonforfeitable (each a "Taxable Event") having a Fair Market Value equal to the minimum amount necessary to satisfy required federal, state, or local withholding tax liability attributable to the Taxable Event.

     (b) Each Share Withholding election by a Grantee shall be subject to the following restrictions:

          (i) any Grantee's election shall be subject to the Committee's right to revoke such election of Share Withholding by such Grantee at any time before the Grantee's election if the Committee has reserved the right to do so in the Award Agreement;

          (ii)  the Grantee's election shall be irrevocable;

          (iii) provided, however, that no election to have shares of Stock withheld from any Award shall be effective with respect to an Award which was transferred by the Grantee in accordance with this Plan.

14.  Termination of Employment

     (a)  For Cause. If a Grantee has a termination of employment for Cause,

          (i) the Grantee's shares of restricted stock that are forfeitable shall thereupon be forfeited, subject to the provisions of Section 6(d)(iv) regarding repayment of certain amounts to the Grantee; and

          (ii) any unexercised option, stock appreciation right, or performance unit shall terminate upon such termination.

     (b) On Account of Death or Disability. If a Grantee has a termination of employment on account of the Grantee's death or Disability, then, except as otherwise provided in the Award Agreement,

          (i) the Grantee's shares of restricted stock that were forfeitable shall thereupon become nonforfeitable;

          (ii) any unexercised option or stock appreciation right, whether or not exercisable on the date of such termination of employment may be exercised, in whole or in part, at any time within three years after such termination of employment by the Grantee, or after the Grantee's death, by (A) his personal representative or by the person to whom the option or stock appreciation right is transferred by will or the applicable laws of descent and distribution, (B) the Grantee's beneficiary designated in accordance with Sections 6(c)(vii) or 8,
(C) the then-acting trustee of the trust described in clause (b) in the first paragraph of Section 8 (the "Trust"); or (D) a Permissible Transferee of an Award assigned or transferred in accordance with Section 8; and

          (iii) any unexercised performance unit shall be deemed exercised upon such termination of employment by the Grantee (or, if applicable, an individual or entity as specified in Section 14(b)(ii)) as follows: (A) the value of any vested performance units shall be payable at the same time that payments for that Measuring Period are made to other Grantees under the Plan; and (B) the value of any unvested performance units shall be payable on or about April 1st of the year following the year of such termination; provided that the value of any unvested performance unit shall be equal to the product of the Unit Value multiplied successively by each of the following:

          (1) a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Measuring Period until the date of such termination of employment and the denominator of which is the number of months (including as a whole month any partial month) in the Measuring Period (the "Time Proration Factor"); and

          (2) the percentage that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals are achieved as of December 31 following termination would continue until the end of the Measuring Period (the "Performance Percentage Factor").

(c) On Account of Retirement. (i) If a Grantee has a termination of employment on account of Retirement after age 60 with 20 years or more of Company service, any unexercised option or stock appreciation right (other than a stock appreciation right identified with a share of restricted stock or a performance unit) which is then exercisable or which would become exercisable within three years of such Retirement if the Grantee remained employed by the Company or a Subsidiary throughout such three-year period, may be exercised, in whole or in part, by the Grantee or Permissible Transferee of an Award assigned or transferred in accordance with Section 8, at any time within three years after the Grantee's Retirement. (ii) If a Grantee has a termination of employment on account of Retirement with combined age and years of Company service equal to or greater than 70, any unexercised option, which was granted on or after May 1, 1999 and that is then exercisable or which would become exercisable within three years of such Retirement if the Grantee remained employed by the Company or a Subsidiary throughout such three-year period, may be exercised, in whole or in part, by the Grantee or Permissible Transferee of an Award assigned or transferred in accordance with Section 8, at any time within three years after the Grantee's Retirement; provided that the Grantee executes and delivers to the Company a two-year non-competition agreement (in a form reasonably satisfactory to the Company); and further provided that the Grantee provides one-year's prior written notice of the Grantee's intention to retire to the officer in charge of the Benefits and Compensation Department in Oak Brook Illinois. If the Grantee violates the provisions of the non-competition agreement during the two-year period following Retirement, all unexercised options granted on or after May 1, 1999 will immediately terminate and will not be exercisable.

The nonforfeitability and exercisability of the Grantee's restricted stock (and any stock appreciation rights identified therewith) shall be determined under
Section 14(f). The vesting and exercisability of the Grantee's performance units shall be determined under Section 14(b)(iii).

     (d) On Account of Termination of Employment After Age 60. If a Grantee has a termination of employment after attaining age 60, other than a termination of employment on account of death, Disability or Retirement, any unexercised option or stock appreciation right (other than a stock appreciation right identified with a share of restricted stock or a performance unit) to the extent exercisable on the date of such termination of employment, may be exercised, in whole or in part by the Grantee or Permissible Transferee of an Award assigned or transferred in accordance with Section 8, at any time within one year after the Grantee's termination of employment. The nonforfeitability and exercisability of the Grantee's restricted stock (and any stock appreciation rights identified therewith) shall be determined under Section 14(f). The vesting and exercisability of the Grantee's performance units shall be determined under Section 14(b)(iii).

     (e) Special Circumstances. If a Grantee terminates employment to become an owner-operator of a McDonald's restaurant or if a Grantee terminates after January 15, 2000 as a result of a Job Elimination, the Grantee or Permissible Transferee of an Award assigned or transferred in accordance with Section 8 will receive an extension of time to exercise any unexercised Options granted on or after May 1, 1999 and accelerated vesting of these Options based on the following rules that incorporate age and years of Company service:


Age & Years of                          Additional Vesting and Time to Exercise
Company Service                         Options Granted On or After May 1, 1999
---------------                         ---------------------------------------

70 plus years                           3 Years
60 to 69 years                          2 Years
50 to 59 years                          1 Year


     (f) Any Other Reason. If a Grantee has a termination of employment for a reason other than those specified in this Section 14,

          (i) the Grantee's shares of restricted stock (and any stock appreciation rights identified therewith), to the extent forfeitable on the date of the Grantee's termination of employment, shall be forfeited on such date;

          (ii) any unexercised option or stock appreciation right (other than a stock appreciation right identified with a share of restricted stock or performance unit) to the extent exercisable on the date of the Grantee's termination of employment, may be exercised in whole or in part by the Grantee or Permissible Transferee of an Award assigned or transferred in accordance with
Section 8, not later than the 30th day following the Grantee's termination of employment; provided that if such 30th day is not a business day, such option or stock appreciation right may be exercised not later than the first business day following such 30th day; and

          (iii) the Grantee's performance units (and any stock appreciation rights identified therewith) shall not vest further and may not be exercised in whole or in part by the Grantee or Permissible Transferee of an Award assigned or transferred in accordance with Section 8; provided that the value of any vested performance units shall be payable to the Grantee at the same time that payments for that Measuring Period are made to other Grantees under the Plan.

     (g) Extension of Term. In the event of termination of employment other than for Cause, the term of any Award (except for an Award of performance units) which by its terms would otherwise expire after the Grantee's termination of employment but prior to the end of the period following the Grantee's termination of employment described in Sections (b), (c)(i), (d) and (f) above for exercise of Awards shall be extended so as to permit any unexercised portion thereof to be exercised at any time by the Grantee or Permissible Transferee of an Award assigned or transferred in accordance with Section 8 within such period; provided, however, that in no event may the term of any Award expire more than 15 years after the Grant Date of such Award.

15.  Equity Incentive Plans of Foreign Subsidiaries

The Committee may authorize any foreign Subsidiary to adopt a plan for granting Awards ("Foreign Equity Incentive Plan"). All awards granted under such Foreign Equity Incentive Plans shall be treated as grants under this Plan. Such Foreign Equity Incentive Plans shall have such terms and provisions as the Committee permits not inconsistent with the provisions of this Plan and which may be more restrictive than those contained in this Plan. Awards granted under such Foreign Equity Incentive Plans shall be governed by the terms of this Plan except to the extent that the provisions of the Foreign Equity Incentive Plans are more restrictive than the terms of this Plan, in which case such terms of the Foreign Equity Incentive Plans shall control.

16.  Securities Law Matters

     (a) If the Committee deems necessary to comply with the Securities Act of 1933, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock.

     (b) If based upon the opinion of counsel for the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) federal or state securities law or (ii) the listing requirements of any national securities exchange on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as the case may be, but the Company shall use its best efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

17.  Funding

Benefits payable under this Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under this Plan.

18.  No Employment Rights

Neither the establishment of this Plan, nor the granting of any Award shall be construed to (a) give any Grantee the right to remain employed by the Company or any of its Subsidiaries or to any benefits not specifically provided by this Plan or (b) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate any of its employee benefit plans.

19.  Rights as a Stockholder

A Grantee shall not, by reason of any Award (other than restricted stock) have any right as a stockholder of the Company with respect to the shares of Stock which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him. Shares of restricted stock held by a Grantee or held in escrow by the Secretary of the Company shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in this Plan. The Committee, in its discretion, at the time of grant of restricted stock, may permit or require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional restricted stock to the extent shares are available under Section 3 or otherwise reinvested. Stock dividends and deferred cash dividends issued with respect to restricted stock shall be treated as additional shares of restricted stock that are subject to the same restrictions and other terms as apply to the shares with respect to which such dividends are issued. The Committee may, in its discretion, provide for crediting to and payment of interest on deferred cash dividends.

20.  Nature of Payments

Any and all grants, payments of cash, or deliveries of shares of Stock hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries or (b) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

21.  Non-Uniform Determinations

Neither the Committee's nor the Board's determinations under this Plan need be uniform and may be made by the Committee or the Board selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, to enter into non-uniform and selective Award Agreements as to (a) the identity of the Grantees, (b) the terms and provisions of Awards, and (c) the treatment, under Section 14, of terminations of employment. Notwithstanding the foregoing, the Committee's interpretation of Plan provisions shall be uniform as to similarly situated Grantees.

22.  Adjustments

The Committee shall make equitable adjustment of:

     (a) the aggregate numbers of shares of Stock, shares of restricted stock, and bonus stock available under Sections 3(a) and 3(c),

     (b) the number of shares of Stock, shares of restricted stock, stock appreciation rights or performance units covered by an Award,

     (c) the Option Price,

     (d) the Fair Market Value of Stock to be used to determine the amount of the benefit payable upon exercise of stock appreciation rights or performance units, and

     (e) the maximum number of shares of Stock for which Awards may be granted to any Grantee in any three year period under Section 3(b),

to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, acquisition of property or shares, separation, asset spin-off, reorganization, stock rights offering, liquidation or similar event, of or by the Company.

All unexercised Options granted on or after May 1, 1999, which are held by a Grantee shall become immediately exercisable upon the occurrence of a Change in Control. Upon the approval by the stockholders of the Company of a plan of liquidation for the Company, any unexercised options, stock appreciation rights and performance units theretofore granted shall thereupon become exercisable, and any shares of restricted stock that have not become nonforfeitable shall become nonforfeitable.

23.  Amendment of this Plan

The Board may from time to time in its discretion amend or modify this Plan without the approval of the stockholders of the Company, except as such stockholder approval may be required (a) to permit the grant of Awards under, and transactions in Stock pursuant to, this Plan to be exempt from liability under Section 16(b) of the 1934 Act or (b) under the listing requirements of any national securities exchange on which are listed any of the Company's equity securities.

24.  Termination of this Plan

This Plan shall terminate on the tenth (10th) anniversary of the Effective Date or at such earlier time as the Board may determine. Any termination, whether in whole or in part, shall not affect any Award then outstanding under this Plan.

25.  No Illegal Transactions

This Plan and all Awards granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto; and notwithstanding any provision of this Plan or any Award, Grantees shall not be entitled to exercise Awards or receive the benefits thereof and the Company shall not be obligated to deliver any Stock or pay any benefits to a Grantee if such exercise, delivery, receipt or payment of benefits would constitute a violation by the Grantee or the Company of any provision of any such law or regulation.

26.  Controlling Law

The law of the State of Illinois, except its law with respect to choice of law, shall be controlling in all matters relating to this Plan.

27.  Severability

If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

  Executed this 28th day of April, 2000.


                                      McDONALD'S CORPORATION


                                      By: /s/ Stanley Stein
                                          Executive Vice President